EXHIBIT 21.1

                         SUBSIDIARIES OF CRYOLIFE, INC.


Subsidiary                                   Jurisdiction
----------                                   ------------

Ideas for Medicine, Inc.                     Florida
CryoLife Technology, Inc.                    Nevada
CryoLife Foreign Sales, Inc.                 Barbados